Exhibit 10.8

Insource Pty. Ltd.                                             Service Agreement
ABN 21 107 588 563

THIS AGREEMENT is made on the date set out In the Schedule 1 In the place set out in Schedule 2 BETWEEN Insource Pty Ltd (herein after called "Insource") of the one part AND the person or company named in Schedule 3 (herein after called "the Client") of the other part.


NOW IT IS AGREED:

(1)    Services

       Insource will provide the Client the services as set out in Schedule 4.

(2)    Invoicing & Payment

       Insource will invoke the Client as set out in Schedule 5 and the Client must pay within Seven (7) days of receipt of the Invoice,


(3)    Time & Fee Estimates

       (a)    The  Client  acknowledges  that the  period of time  specified  in
              Schedule 6 and the estimate of fees in Schedule 7 are estimates only and are based on initial project requirements provided by the Client.

       (b) In the event of variation of the Client's requirements used to calculate estimates revisions to the estimates listed in Schedules 6 and Schedule 7 shall be made from time to time and agreed upon in writing by both parties.

       (4)    Expenses

       The Client agrees that it shall reimburse Insource for all included expenses and disbursements as Indicated In Schedule 8.

(5)    Changes to Estimates

       (a) Insource reserves the right to increase fees in the event of the Client's failure to meet the timeframes as set out In Me Schedule
              9. In particular, access to resources and timely sign-off on deliverables will affect resource utilisation.

       (b) Such increased fees shall represent reimbursement for time lost by Insource based on the hourly rate or otherwise as a proportion total project cost as agreed to herein.

       (c) The increased fees will be deemed to be accepted by the Client unless the Client provides written notification to Insource of its objection to the increase with Seven (7) days of receipt of the notification. On receipt of an objection the parties will negotiate in good faith to reach an agreement Failing which Clause 9(d) shall apply.

(6)    Insource Personnel

       (a) The Client will give Insource, its representatives and contractors, such access to the Client's premises as required to enable Insource to carry out the agreed services and the Clients personnel will provide all assistance reasonably requested Insource.

       (b) The Client will not, from the date of this Agreement to twelve months after completion of the provision of services by Insource solicit, employ_ or contract any employee or contractor of Insource who provides services to the Client under this agreement

       (c) The Client agrees that if it employs or engages any person directly contrary to clause 4(b) above, it shall be liable to pay to Insource liquidated damages in a once oft amount equal to 1096 of such person's annual salary or annualised contracted amount if a contractor) at the time of departing Insource, even if they have been employed or con by another organisation after departing Insource and prior to being engaged or employed by the client

(7)    Confidentiality

       (a) Each party shall treat as confidential information which comes into its possession, pursuant to or as a result of or in the performance of this Agreement, whether such information relates to the

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Insource Pty. Ltd.                                             Service Agreement
ABN 21 107 588 563


              business, sales, marketing or technical operations of the other Party, the clientele of the other Party, any concept or design details or otherwise.

       (b) Neither Party shall without the written permission of the other, disclose such confidential information to any third Party.


(8)    Warranties and Liability

       (a) Where the Tirade Practices Act 1974 or other applicable laws Imply conditions or warranties or give other rights In respect of this Agreement, Insource's liability for any breach of such a condition, warranty or right will (but only to the extent permitted by law) be limited:

              (I) in the case of goods supplied to the replacement or repair of the goods or the supply of equivalent goods, the payment of the cost of repairing or replacing the goods or of acquiring equivalent goods;

              (II) In the case of services supplied, to the supplying of the services again or the payment of the reasonable cost of having the services supplied again.

              Except as set out above all implied conditions, warranties and rights are excluded from this Agreement.

       (b) Insource will not be liable to the Client or any persons claiming under it in contract, tort or otherwise for or in respect of any direct, indirect, or consequential loss, damage, expense or injury suffered by the Client or any other person arising out of or relating to Ns Agreement or any delay, non-performance or error in information supplied to the Client by lnsource n connection with this Agreement or any services provided, and the Client indemnifies Insource in respect of any such claim including legal fees.

(9)    Termination

       (a) Either Party may terminate this agreement by giving the other Party thirty (30) days written notice, or the parties may mutually agree in writing m a shorter notice period

       (b) This agreement will automatically Germinate 9 the Client enters into an arrangement or composition with creditors, an application is made for the appointment of a Iiquidator, controller, administrator, official manager receiver and manager or similar officer, an event happens which would allow a court to wind the Client up, the Client ceases to car on business or is unable On debts or or an does not remedy the breach with fourteen (14) days of receiving notlce from Insource to rectify the breach or the breach is Incapable of being remedied.

       (c) In the event Insource provides a further estimate pursuant to paragraph 3(b) above then on receipt of such further estimate the client may elect to immediately terminate this Agreement and the Client will pay Insource all fees up to the date of termination and the Client acknowledges that Insource win not be liable for any costs, expenses, liability or damages associated with Insource's failure to complete the services.

       (d) If the Client objects to an increase in fees pursuant to paragraph 3(b) then either Party may terminate the agreement within Seven
              (7) days of the date of the notice of objection without prejudice to either party's right to compensation for breech of this agreement by the other party.

(10)   Variations

       Variations to this Agreement may only take place by the written consent of both parties confirmed (n writing by letter facsimile of e-mail.

(11)   Assignments

       This Agreement Is personal to the Client and can not be assigned to any third party without the written consent on Insource who may require as a condition of such consent the execution by the proposed assignee of an agreement in similar terms to this agreement


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Insource Pty. Ltd.                                             Service Agreement
ABN 21 107 588 563


(12)   Miscellaneous

       (a) If any term or provision or pat of this Agreement, not being of a fundamental nature, win be held illegal or unenforceable, it is to that extent deemed omitted; the validity and enforceability of the remainder of this Agreement will not be affected.

       (b) This agreement is governed by the laws of New South Wales. The parties hereby submit to the exclusive jurisdiction of the courts of New South Wales.

SCHEDULES
---------

Schedule 1    (Date of Agreement)

              21st day of September 2004

Schedule 2    (Place of Agreement)

              Sydney, Australia

Schedule 3    (Client Details)
              Name:            Fit For Business (Australia) Pty. Ltd.
              ABN:             96 085 568 672
              Address:         10/27 Mayneview Street, Milton QLD 4064

              Contact Person:  Mark Poulsen
              Telephone:       (07) 3367 3355
              Facsimile:       (07) 3367 3252
              E-mail:          markp@fitforbusiness.com.au

Schedule 4    (Services)

              (a) To develop 2 partly-integrated customer management systems, combining online and standalone features, to allow Fit For Business Pty Ltd and its employees, representatives, consultants, and licensees to record, track and report relevant customer information as initially outlined In the System Scope proposal document dated 26 November 2003.

              (b) Upon completion of the systems and receipt of the final payment to Insource Pty Ltd, the client Is granted a royalty-free unrestricted licence for the developed software applications described In this schedule. This licence provides the client all rights as to the further distribution, sale and alteration or further development of the systems. The source code for the systems remains the property of Insource Pty Ltd,

              (c)    The 2 systems are defined as follows:

                     (i)    a  Customer  Service   Representative  (CSR)  system
                            [Standalone]
                     (ii)   an Administration system [Online]
                     (iii) a reporting module for each system described above will also be Included as part of that system.

Schedule 5    (Payments)

              A deposit as indicated in Schedule 7(a) upon execution of this agreement and then weekly payments as indicated In Schedule 7(c), in advance beginning on the project development start date Indicated In Schedule 9(b). The weekly payments being calculated as equal proportion payments of the total estimated cost as a percentage of the total estimated time required less the Deposit paid.

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Insource Pty. Ltd.                                             Service Agreement
ABN 21 107 588 563


Schedule 6    (Time Estimate)

              The 2 systems shall require the following development time:

                     (i)    CSR System - 5 Weeks
                     (ii)   Administrator System - 6 Weeks
                     (iii)  Reporting Modules - 3 Weeks





Schedule 7    (Cost Estimate)

              (a)    Deposit: A$5000,00

              (b)    Estimated module development costs,

                     (i)    CSR System - A$16500.00
                     (ii)   Administrator System - A$15000.00
                     (iii)  CSR System Reporting Module - A$4000.00
                     (v)    Administration System Reporting Module - A$8000.00

              (c)    Weekly payment amount:

                     ($43000.00 - $5000.00) / 14 = $2750.00

Schedule 8    (Agreed Expenses)

              (a)    Travel  and   Accommodation   as  required  for   meetings,
                     Installations, training.

              (b)    Applicable Mail and Courier Fees.

              (c)    Applicable Telephone and Facsimile Charges.

Schedule 9    (Timeline)

              (a)    Key Client Dates:  1 October, 2004   Final client project
                                                          requirements due to
                                                          Insource.

                                        3 October, 2004   Final project
                                                          development breakdown
                                                          and scheduled provided
                                                          to the client.

                     Further key development dates to be agreed upon following further discussions between Insource and the Client.

                     Dates to include deadlines for all deliverables by Insource and equivalent sign-offs by the Client.

              (b)    Development Start; 22 October, 2004

              (c)    Development End:   15 December, 2004

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Insource Pty. Ltd.                                             Service Agreement
ABN 21 107 588 563


EXECUTED as an Agreement:


THE COMMON SEAL of Insource Pty. Ltd.                )
(A.C.N. 107 588 563) Is affixed in accordance with   )
its Constitution in the presence of:                 )


_____________________________________        Signature of authorised person:




                                             Print Name of authorised person:
                                             EVAN A. IULAI7ZIS
                                             Office held:
                                             DIRECTOR






THE COMMON SEAL of Fit For Business                  )
(Australia) Pty. Ltd. (A.C.N. 085 568 672) is        )
affixed In accordance with its Constitution In the   )
presence of:


/s/ Mark Poulsen                             Signature of authorised person:
-------------------------------------
                                             Mark Poulsen
                                             Print Name of authorised person:

                                             Office held: CEO